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                                                                   Exhibit 24.02

                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints David F. Hale and William R. LaRue and each of them acting individually, as his true and lawful attorneys-in-fact and agents, each with full power of substitution, for him in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-1 (SEC File No. 333-107993), including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) increasing the number of securities for which registration is sought, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, with full power of each to act alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

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
                                                Director              September   , 2003
     ------------------------------
            Robert E. Kiss


        /s/ DONALD L. MORTON                    Director              September 15, 2003
     ------------------------------
            Donald L. Morton


        /s/ PHILLIP M. SCHNEIDER                Director              September 15, 2003
     ------------------------------
            Phillip M. Schneider

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